Exhibit 99.1

NasdaqGM:CECE	NEWS RELEASE

CECO ENVIRONMENTAL REPORTS

THIRD QUARTER AND NINE MONTH 2012 RESULTS

Company Achieves Quarterly Earnings Per Share of $0.19

CINCINNATI, OHIO, November 07th, 2012—CECO Environmental Corp. (NasdaqGM:CECE), a leading provider of air pollution control technology and systems, today announced third quarter and nine-month results for the period ended September 30, 2012.

Financial highlights for the third quarter of 2012 compared to the third quarter of 2011 include:

Net sales were $33.1 million compared to $32.9 million in the comparable quarter, an increase of 0.5%;

Gross profit increased by 8.6% to $10.5 million from $9.7 million;

Gross margin increased to 31.8% from 29.4%;

Operating income increased by 28.4% to $4.3 million from $3.3 million in 2011;

Operating margin increased to 12.8% from 10.0% in 2011;

Net income increased by 40.9% to $3.3 million compared to $2.3 million;

Net income per diluted share was $0.19 compared to $0.14 in 2011;

SG&A expenses remain fairly consistent as a percent of sales at 18.7% compared to 19.0%;

Bookings increased by 17.4% to $41.8 million compared to $35.6 million in 2011;

Cash and cash equivalents remain strong at $24.5 million compared to $12.7 million as of December 31, 2011; and

Backlog as of September 30, 2012 was $67.6 million compared to $54.9 million as of December 31, 2011 and $55.3 million as of September 30, 2011.

Q3 2012 includes a $0.5 million net benefit from the US R&D tax credit for Fiscal Year 2011 relating to our innovative product technologies.

Financial highlights for the nine months ended September 30, 2012 compared to nine months ended September 30, 2011 include:

Net sales were $100.7 million compared to $101.4 million for the comparable period in 2011, a decrease of 0.7%;

Gross profit increased by 16.3% to $31.3 million from $26.9 million;

Gross margin increased to 31.0% from 26.5%;

Operating income increased 43.3% to $12.3 million from $8.6 million in 2011;

Operating margin increased to 12.2% from 8.4% in 2011;

Net income increased 41.0% to $7.8 million compared to net income of $5.5 million;

Net income per diluted share was $0.47 compared to $0.34 in the previous year;

SG&A expenses as a percent of sales increased slightly to 18.6% from 17.8%; and

Year-to-date bookings increased by 10.7% to $113.4 million compared to $102.4 million in 2011.

“We are very pleased with the results that CECO achieved in the third quarter and year to date as the Company continued to realize improving margins, greater profitability and increasing bookings,” commented CECO’s Chief Executive Officer, Jeff Lang. “The Company’s significant booking momentum from our North America and international customers coupled with our management team’s focus on cost containment and margin improvement contributed to CECO’s substantial growth in operating cash flow and continued operational excellence. We are ideally positioned for future organic and inorganic growth opportunities during the rest of 2012 and into 2013.

CECO will host a conference call on Wednesday, November 7, 2012 at 8:30 a.m. EDT to review its financial results for the quarter. Conferencing details are as follows:

Dial in number:	866-356-4441
International dial in number:	617-597-5396
Participant passcode:	80596185

Replay:	888-286-8010
International:	617-801-6888
Passcode:	97031195

This call is being webcast by Thomson/CCBN and can be accessed at CECO’s web site at www.cecoenviro.com.

The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a global leader providing air pollutions control technology. Through its subsidiaries – Busch International, CECO Filters, CECO Abatement Systems, Kirk & Blum, Effox-Flextor, Fisher-Klosterman/Buell, CECO China and A.V.C. Specialists – CECO provides a wide spectrum of air quality products and services including engineered equipment, cyclones, scrubbers, dampers, diverters, RTO’s, component parts and monitoring and management services. Industries served include refining, petro-chemical, power, aluminum, steel, automotive, chemical and large industrial processes. Revenue from engineered equipment technology is approximately 75% and 25% from parts, services and aftermarket. Global Growth, Operational Excellence, Margin Expansion, Safety, and Employee Development are CECO’s core competencies and long term objectives.

For more information on CECO Environmental please visit the company’s website at http://www.cecoenviro.com.

Contact:

Corporate Information

Jeff Lang, CECO Environmental Corp.

1-800-333-5475

CECO ENVIRONMENTAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

Dollars in thousands, except per share data

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2012	2011	2012	2011
Net sales	$33,102	$32,947	$100,720	$101,440
Cost of sales	22,574	23,249	69,461	74,571

Gross profit	10,528	9,698	31,259	26,869
Selling and administrative	6,197	6,270	18,724	17,958
Amortization	80	118	252	341

Income from operations	4,251	3,310	12,283	8,570
Other (expenses) income, net	(69)	103	(133)	436
Interest expense (including related party interest of $60 and $59, and $178 and $177, respectively)	(291)	(296)	(828)	(870)

Income from operations before income taxes	3,891	3,117	11,322	8,136

Income tax expense	623	798	3,524	2,606

Net income	$3,268	$2,319	$7,798	$5,530

Per share data:
Basic net income	$0.22	$0.16	$0.53	$0.39

Diluted net income	$0.19	$0.14	$0.47	$0.34

Weighted average number of common shares outstanding:
Basic	14,630,264	14,371,752	14,591,325	14,340,119

Diluted	17,258,552	17,157,305	17,199,337	17,130,767

CECO ENVIRONMENTAL CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

Dollars in thousands, except per share data

	SEPTEMBER 30, 2012	DECEMBER 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$24,455	$12,724
Accounts receivable, net	21,281	23,109
Costs and estimated earnings in excess of billings on uncompleted contracts	7,057	10,643
Inventories, net	4,292	4,344
Prepaid expenses and other current assets	2,399	2,650

Total current assets	59,484	53,470

Property and equipment, net	5,128	5,651
Goodwill	14,777	14,661
Intangibles – finite life, net	274	526
Intangibles – indefinite life	3,230	3,218
Deferred income tax asset, net	848	848
Deferred charges and other assets	714	971

	$84,455	$79,345

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$12,101	$13,569
Billings in excess of costs and estimated earnings on uncompleted contracts	8,501	9,647
Income taxes payable	1,531	393

Total current liabilities	22,133	23,609
Other liabilities	3,197	3,146
Convertible subordinated notes (including related parties notes of $3,950 in 2012 and 2011)	8,760	9,600

Total liabilities	34,090	36,355

Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized, 14,849,502 and 14,654,262 shares issued in 2012 and 2011	148	146
Capital in excess of par value	45,393	44,249
Accumulated earnings	7,410	1,301
Accumulated other comprehensive loss	(2,230)	(2,350)

	50,721	43,346
Less treasury stock, at cost, 137,920 shares in 2012 and 2011	(356)	(356)

Total shareholders’ equity	50,365	42,990

	$84,455	$79,345

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in CECO’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, and include, but are not limited to: our dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding our estimates and our method of accounting for contract revenue; our history of losses and possibility of further losses; fluctuations in operating results from period to period due to seasonality of our business; the effect of growth on our infrastructure, resources, and existing sales; our ability to expand our operations in both new and existing markets; the potential for contract delay or cancellation; the potential for fluctuations in prices for manufactured components and raw materials; the impact of federal, state or local government regulations; economic and political conditions generally; and the effect of competition in the air pollution control and industrial ventilation industry. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. We caution investors that other factors might, in the future, prove to be important in affecting our results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Investors are further cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.